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[VISX Logo]


NEWS RELEASE                           Company Contact:
For Immediate Distribution             Lola Wood:  (877) 463-6847
                                       E-Mail: ir@visx.com
                                       Web: http://www.visx.com

                                       Joele Frank / Barrett Godsey
                                       Joele Frank, Wilkinson Brimmer Katcher
                                       (212) 355-4449


        VISX INVITES ICAHN TO SUBMIT DEFINITIVE ACQUISITION PROPOSAL

              Company Remains Skeptical Of Icahn's Intentions


SANTA CLARA, CALIFORNIA, (April 23, 2001) - VISX, INCORPORATED (NYSE
Symbol: EYE) announced today that its advisors have contacted Carl Icahn and invited Mr. Icahn to present for the Board's consideration a fully defined offer to acquire the Santa Clara based company. VISX has agreed to provide Mr. Icahn with confidential information following execution of a customary confidentiality agreement with no standstill provision.

VISX stated that it remains skeptical of Mr. Icahn's proposal and his willingness to provide the necessary funding. "We are concerned that this proposal may be in fact a ploy to garner votes for his hand-picked slate of directors, but we intend to treat Mr. Icahn as we would any other interested party," said Elizabeth Davila, Chief Executive Officer of VISX.

"We encourage Mr. Icahn to make a proposal with definitive terms that can be evaluated by VISX's Board of Directors. Only upon the receipt of a definitive proposal can any responsible board seriously evaluate and recommend a transaction to stockholders," said Ms. Davila. VISX stated that its nominees are best positioned to provide an independent and objective evaluation of any definitive proposal ultimately made by Mr. Icahn.

Ms. Davila reiterated that the Board nominees reflected on management's GOLD proxy card are looking out for the interests of all stockholders, not just Mr. Icahn.

VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.

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